Exhibit 99.1

Forward Industries Completes $25 Million Registered Direct Offering with an Institutional Investor

Proceeds to Expand SOL Holdings and Accelerate SOL Per Share Growth

AUSTIN, TX, Sept. 24, 2026 -- Forward Industries, Inc. (NASDAQ: FWDI) (the “Company” or “Forward”), the leading Solana treasury company, today announced the closing of its previously announced registered direct offering with an institutional investor. The Company sold 3,125,000 shares of its common stock at a price of $8.00 per share. Forward received gross proceeds of approximately $25 million, before deducting placement agent fees and other offering expenses, and intends to use the net proceeds primarily to acquire additional SOL.

“Forward is growing rapidly, and we are strengthening our financial position as we scale. We secured substantial institutional capital in a single transaction on terms we believe are favorable, without adding ongoing balance sheet obligations. This financing positions us to expand our SOL treasury and increase SOL per share—the measure of growth that matters most to our shareholders. We now have additional capital to extend our competitive lead and pursue opportunities from a position of strength. Our progress reflects disciplined capital allocation and a clear focus on translating treasury growth into lasting shareholder value,” said Ryan Navi, Chief Investment Officer of Forward.

The shares were offered pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-290312), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 16, 2025. A prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

A.G.P./Alliance Global Partners acted as sole placement agent for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Forward Industries, Inc.

Forward Industries, Inc. (NASDAQ: FWDI) is a Solana focused digital asset treasury company, with the strategy to buy, hold, stake, trade, invest in, and grow SOL and SOL related digital assets, protocols and businesses. Forward’s mission is to expand and strengthen the Solana ecosystem by acquiring and staking SOL and engaging with, providing tools to and investing in the Solana network, Solana developers and Solana related projects in order to increase shareholder value. In connection with a private placement transaction in September 2025, Forward launched a digital asset treasury strategy supported by industry leading investors and operating partners including Galaxy Digital and Jump Crypto. For more information on the Company’s Solana treasury strategy, visit www.forwardindustries.com.

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Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated use of proceeds from the offering, the expected impact of the offering on SOL per share, the Company’s plan for value creation and strategic advantages, and market size and growth opportunities. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: failure to realize the anticipated benefits of the digital asset treasury strategy; changes in business, market, financial, political, and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Solana and other cryptocurrencies and the incurrence of indebtedness; the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds; risks related to the performance and expected return of the companies and projects that the Company has invested in; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory, and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; as well as those risks and uncertainties identified in the Company’s filings with the SEC. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. Investors should not place undue reliance on forward-looking statements.

Contacts

Media Contact

comms@forwardindustries.com

Investor Relations Contact

Sean Mansouri, CFA / Aaron D’Souza

Elevate IR

(720) 330-2829

ir@forwardindustries.com

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